Exhibit 10.11

THE WESTERN UNION COMPANY 2006 LONG-TERM INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANT - TERMS AND CONDITIONS
SECTION 16 OFFICERS (U.S.)

1.
These Terms and Conditions form part of your Stock Option Agreement (the “Agreement”) pursuant to which you have been granted a Nonqualified Stock Option (“Stock Option”) under The Western Union Company 2006 Long-Term Incentive Plan (the “Plan”). The terms of the Plan are hereby incorporated in this Agreement by reference and made a part hereof. Any capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan.

2.
The number of common shares of The Western Union Company (the “Company”) subject to the Stock Option, the grant date of the Stock Option and the option exercise price are all specified in the attached Award Notice (which forms part of the Agreement).

3.	Subject to the other provisions of this Agreement and the terms of the Plan, you will “vest” in, or have the right to exercise, this Stock Option as follows:

(a)	On or after the first anniversary and until the tenth anniversary of the grant date, you may exercise this Stock Option for up to one-fourth (25%) of the total number of shares covered hereby;

(b)	On or after the second anniversary and until the tenth anniversary of the grant date, you may exercise this Stock Option for up to one-half (50%) of the total number of shares covered hereby;

(c)	On or after the third anniversary and until the tenth anniversary of the grant date, you may exercise this Stock Option for up to three-fourths (75%) of the total number of shares covered hereby;

(d)	On or after the fourth anniversary and until the tenth anniversary of the grant date, you may exercise this Stock Option with respect to the total number of shares covered hereby;

(e)	No part of this Stock Option may be exercised after the tenth anniversary of the grant date listed in the attached Award Notice.

4.	This Stock Option may not be exercised, in whole or in part, unless the following conditions are met:

(a)
You have accepted these Terms and Conditions either through on-line electronic acceptance (if permitted by the Company) or by signing and returning to the Company a copy of these Terms and Conditions. Signed copies of these Terms and Conditions should be sent to the attention of: Western Union Stock Plan Administration, 12500 E. Belford Avenue, M21B2, Englewood, Colorado 80112.

(b)	Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will comply with applicable U.S. federal, state, local and foreign laws.

(c)
You pay the exercise price as follows: (i) by giving notice to the Company or its designee of the number of whole shares of Common Stock to be purchased and by making payment therefor in full (or arranging for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company and to whom you have submitted an irrevocable notice of exercise (i.e., also known as “cashless exercise”) or (D) by a combination of (A) and (B) and (ii) by executing such documents as the Company may reasonably request.

(d)
You must, at all times during the period beginning with the grant date of this Stock Option and ending on the date of such exercise, have been employed by the Company, a Subsidiary or an Affiliate or have been engaged in a period of Related Employment, with certain exceptions noted below. Service on the Board after receipt of a Stock Option shall not be considered a termination of employment.

(e)
You have executed and returned to the Company or accepted electronically an updated restrictive covenant agreement (and exhibits) if requested by the Company which may contain certain noncompete, nonsolicitation and/or nondisclosure provisions. While a court may sever any provision in the restrictive covenant agreement, you agree by executing or electronically accepting the restrictive covenant agreement that you will forfeit this Stock Option, whether vested or not, if you do not abide by the restrictive covenant agreement as written.

(f)
You pay all applicable taxes, withholding obligations, securities fees, or other costs, charges, or fees associated with the exercise. You may elect to satisfy your obligation to pay all applicable taxes, withholding obligations, securities fees, or other costs, charges, or fees by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to you, equal to the amount necessary to satisfy any such obligations, (D) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom you have submitted an irrevocable notice of exercise, or (E) any combination of (A) and (B). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. You (or any beneficiary or person entitled to act on your behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

5.
Absent a period of Related Employment or service on the Board subsequent to the grant date, if you terminate employment or cease providing services to the Company, a Subsidiary or an Affiliate while holding this Stock Option, your right to exercise the Stock Option and the time during which you may exercise the Stock Option depends on the reason for your termination.

(a)
Disability. If your employment with or service to the Company, a Subsidiary or an Affiliate terminates by reason of Disability, this Stock Option shall become fully vested and exercisable and may thereafter be exercised by you (or your legal representative or similar person) until the date which is one year after the effective date of your termination of employment or service, or if earlier, the expiration date of the term of this Stock Option.

(b)
Retirement. If your employment with or service to the Company, a Subsidiary or an Affiliate terminates by reason of Retirement, this Stock Option, to the extent not already vested, shall vest on a prorated basis on the effective date of your termination of employment or service. Such prorated vesting shall be calculated by multiplying the number of shares covered by the unvested portion of this Stock Option by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of your termination of employment or service and the denominator of which is the number of days between the grant date and the fourth anniversary of the grant date. The unvested portion of this Stock Option that does not become vested under such calculation shall be forfeited effective on your termination date and shall be canceled by the Company. The vested portion of this Stock Option, including any portion that had previously become vested and the prorated portion that vests effective on your termination date in accordance with the above calculation may be exercised by you (or your legal representative or similar person) until the date which is two years after the effective date of your termination of employment or service, or if earlier, the expiration date of the term of this Stock Option.

(c)
Death. If your employment with or service to the Company, a Subsidiary or an Affiliate terminates by reason of death, this Stock Option shall become fully vested and exercisable and may thereafter be exercised by your executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of this Stock Option.

(d)
Involuntary Termination Without Cause. Except to the extent paragraph 7 applies, if your employment with or service to the Company, a Subsidiary or an Affiliate is terminated involuntarily and without Cause and you are an eligible participant in the Severance/Change in Control Policy applicable to members of the Company’s Executive Committee, subject to the terms of such policy, the unvested portion of this Stock Option shall vest on a prorated basis effective on your termination date. Such prorated vesting shall be calculated by multiplying the number of shares covered by the unvested portion of this Stock Option by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of your termination of employment or service and the denominator of which is the number of days between the grant date and the fourth anniversary of the grant date. The unvested portion of this Stock Option that does not become vested under such calculation shall be forfeited effective on your termination date and shall be canceled by the Company. The vested portion of this Stock Option, including any portion that had previously become vested and the prorated portion that vests effective on your termination date in accordance with the above calculation, may be exercised by you (or your legal representative or similar person) until the end of your severance period under such Policy or, if earlier, the expiration date of the term of this Stock Option. If your employment with or service to the Company, a Subsidiary or an Affiliate is terminated involuntarily and without Cause and you are not an eligible participant in the Severance/Change in Control Policy applicable to members of the Company’s Executive Committee on the date of such termination, this Stock Option shall cease to vest, and to the extent already vested, may thereafter be exercised by you (or your legal representative or similar person) until the date which is three months after such involuntary termination, or if earlier, the expiration date of the term of this Stock Option. Notwithstanding the foregoing, if, at the time of your termination of employment, you have satisfied the applicable age or age and service requirement for “Retirement” under the Plan, the provisions of paragraph 5(b) above, rather than this paragraph 5(d), shall be applicable to this Stock Option if at such time the provisions of paragraph 5(b) are more advantageous to you.

(e)
Termination for Cause. If your employment with or service to the Company, a Subsidiary or an Affiliate is terminated for Cause, this Stock Option shall cease to vest, and to the extent already vested, may thereafter be exercised by you (or your legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date of your termination of employment or service. If the New York Stock Exchange is closed at the time of your termination of employment, this Stock Option shall be forfeited at the time your employment is terminated and shall be canceled by the Company.

(f)
Other Termination. If your employment with or service to the Company, a Subsidiary or an Affiliate terminates for any reason other than Disability, Retirement, death, involuntary termination without Cause, or termination for Cause, this Stock Option shall cease to vest, and to the extent already vested, may thereafter be exercised by you (or your legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date which is the thirtieth (30th) day following your termination of employment or service, or if earlier, the expiration date of the term of this Stock Option. If the New York Stock Exchange is closed on the thirtieth (30th) day following your termination of employment or service, then your unexpired Stock Option may be exercised until the close of the New York Stock Exchange on the next following day on which the New York Stock Exchange is open, after which time this Stock Option shall be forfeited and canceled by the Company.

(g)
Death Following Termination of Employment or Service. If you die during the applicable Post-Termination Exercise Period, this Stock Option will be exercisable only to the extent that the Stock Option is exercisable on the date of your death and may thereafter be exercised by your executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of your death, or if earlier, the expiration date of the term of this Stock Option.

6.
So long as you continue to be a member of the Executive Committee of the Company, you may transfer this Stock Option to a Family Member or Family Entity without consideration; provided, however, in the case of a transfer of this Stock Option to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of this Stock Option shall be in a form acceptable to the Committee, shall be signed by you and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If this Stock Option is transferred to a Family Member or Family Entity, the Stock Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution. The Committee has delegated its responsibilities under this paragraph 6 to the Company’s General Counsel.

7.
If you are an eligible participant in the Severance/Change in Control Policy applicable to members of the Company’s Executive Committee at the time of a Change in Control and your employment with the Company, a Subsidiary or an Affiliate terminates for an eligible reason under such policy during the 24-month period commencing on the effective date of the Change in Control, then this Stock Option shall immediately become fully vested and exercisable effective on the date of your termination and may thereafter be exercised by you (or your legal representative or similar person) until the end of your severance period under such policy or, if earlier, the expiration date of the term of this Stock Option.

8.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.
The Board or Committee may amend or terminate the Plan and the Committee may amend (or its delegate may amend) this Agreement. No amendment may impair your rights as an option holder without your consent. The determination of such impairment shall be made by the Committee in its sole discretion.

10.
The Committee (or its delegate) administers the Plan and has discretion to interpret the Plan and this Agreement. Any decision or interpretation rendered by the Committee or its delegate shall be final, conclusive and binding on you and all persons claiming under or through you. By accepting this grant or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or its delegate.

11.
The validity, construction, interpretation, administration and effect of the Plan and this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly under the Stock Option or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that such litigation shall be conducted in the courts of Douglas County, or the federal courts for the United States for the District of Colorado, where this grant is made and/or to be performed.

12.
You acknowledge that you have read the Company’s Clawback Policy. In consideration of the grant of this Stock Option, you agree to abide by the Company’s Clawback Policy as it may be amended from time to time, and any determinations of the Board pursuant to the Clawback Policy. Without limiting the foregoing, and notwithstanding any provision of this Agreement to the contrary, if the Board determines that any Incentive Compensation (as defined in the Company’s Clawback Policy) received by or paid to you resulted from any financial result or performance metric that was impacted by your misconduct or fraud and that compensation should be recovered from you (such amount being recovered, the “Clawbacked Compensation”), then upon such determination, the Board may recover such Clawbacked Compensation by (a) cancelling all or any portion of this Stock Option (the “Clawbacked Portion”) and, in such case, you shall cease to be entitled to exercise the Clawbacked Portion of this Stock Option and the Clawbacked Portion of this Stock Option shall automatically and without further action of the Company be cancelled, (b) requiring you to deliver to the Company shares of Common Stock acquired upon the exercise of this Stock Option (to the extent held by you), (c) requiring you to repay to the Company any profit resulting from the sale of shares of Common Stock acquired upon the exercise of this Stock Option or (d) any combination of the remedies set forth in clauses (a), (b) or (c). The foregoing remedies are in addition to and separate from any other relief available to the Company due to your misconduct or fraud. Any determination by the Board with respect to the foregoing shall be final, conclusive and binding upon you and all persons claiming through you.

I hereby confirm that the foregoing and the documents attached hereto are hereby in all respects accepted and agreed to by the undersigned as of the date of this Agreement:
Signature:_________________________	Printed Name: ______________________
Date: ________________________________